Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of First Horizon National Corporation on:

•	Form S-3 (No. 333-229338)

•
Forms S-8 (No. 033-64471, 033-63809, 033-57241, 333-16225, 333-16227, 333-70075, 333-91137, 333-92147, 333-92145, 333-56052, 333-73440, 333-73442, 333-106015, 333-108738, 333-108750, 333-109862, 333-212850, 333-110845, 333-123372, 333-123404, 333-124297, 333-124299, 333-133635, 333-147409, 333-156614, 333-166818, 333-181162, 333-211120, 333-219052, 333-238038, 333-235757 and 333-239877)

of our report dated March 2, 2020, with respect to the consolidated balance sheets of IBERIABANK Corporation and subsidiaries as of December 31, 2019 and 2018, and the related consolidated statements of comprehensive income, shareholders’ equity and cash flows for each of the three-years in the period ended December 31, 2019, incorporated by reference in this Current Report on Form 8-K dated September 15, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
New Orleans, LA
September 15, 2020